Exhibit 99.2

U.S. CONCRETE PRICES $400 MILLION OF SENIOR NOTES DUE 2029

EULESS, Texas – September 9, 2020 – U.S. Concrete, Inc. (NASDAQ: USCR) (the “Company” or “U.S. Concrete”) announced today that it has priced a private offering of $400 million aggregate principal amount of its 5.125% senior notes due 2029 (the “Notes”), which represents an increase of $100 million from the aggregate principal amount previously announced, at an issue price of 100% of the aggregate principal amount of the Notes. The Notes will mature on March 1, 2029, unless redeemed in accordance with their terms prior to such date. The offering of the Notes is expected to close on September 23, 2020, subject to customary closing conditions.

The Notes will be guaranteed on a senior unsecured basis by each of the Company’s restricted subsidiaries that guarantees any of the Company’s indebtedness or indebtedness of any restricted subsidiary (other than a foreign subsidiary or domestic subsidiary thereof that guarantees only indebtedness incurred by a foreign subsidiary or domestic subsidiary thereof).

The Company intends to use the net proceeds from this offering, together with available borrowings under the Company’s senior secured asset-based revolving credit facility, to redeem $400 million of the Company’s $600 million aggregate principal amount of 6.375% senior unsecured notes due 2024, which represents an increase of $100 million in the redemption amount previously announced, and to pay fees and expenses related to the foregoing.

The Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to certain non-U.S. persons in compliance with Regulation S under the Securities Act.

The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

This press release shall not constitute a notice of redemption under the optional redemption provisions of the indenture (and supplements thereto) governing the Company’s 6.375% senior unsecured notes due 2024. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT U.S. CONCRETE

U.S. Concrete, Inc. (NASDAQ: USCR) is a leading supplier of aggregates and concrete for infrastructure, residential and commercial projects across the country. The Company holds leading market positions in the high-growth metropolitan markets of Dallas/Fort Worth, San Francisco, New York City, Philadelphia, and Washington, D.C., and its materials have been used in some of the most complex and highly specialized construction projects of the last decade. U.S. Concrete has continued to grow organically and through a series of strategic acquisitions of independent producers in its target markets.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information provided in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “intend,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “outlook,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are predictions based on our current expectations and projections about future events which we believe are reasonable. Actual events or results may differ materially.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to: general economic and business conditions, which will, among other things, affect demand for residential and commercial construction; our ability to successfully implement our operating strategy; our ability to successfully identify, manage, and integrate acquisitions; governmental requirements and initiatives, including those related to mortgage lending, financing or deductions, funding for public or infrastructure construction, land usage, and environmental, health, and safety matters; seasonal and inclement weather conditions, which impede the installation of ready-mixed concrete; the cyclical nature of, and changes in, the real estate and construction markets, including pricing changes by our competitors; our ability to maintain favorable relationships with third parties who supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; disruptions, uncertainties or volatility in the credit markets that may limit our, our suppliers’ and our customers’ access to capital; product liability, property damage, results of litigation and other claims and insurance coverage issues; our substantial indebtedness and the restrictions imposed on us by the terms of our indebtedness; the effects of currency fluctuations on our results of operations and financial condition; the length and severity of the novel coronavirus (“COVID-19”) pandemic; the pace of recovery following the COVID-19 pandemic; our ability to implement cost containment strategies; and the adverse effects of COVID-19 on our business, the economy and the markets we serve.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All written and oral forward-looking statements made in connection with this press release that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by the “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. We are under no duty to update any of the forward-looking statements after the date of this press release to conform such statements to actual results or to changes in our expectations, except as required by federal securities laws. There can be no assurance that other factors will not affect the accuracy of these forward-looking statements or that our actual results will not differ materially from the results anticipated in such forward-looking statements. Unpredictable or unknown factors we have not discussed in this press release also could have material effects on actual results or matters that are the subject of our forward-looking statements. We undertake no obligation to, and do not intend to, update our description of important factors each time a potential important factor arises.

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Company Contact Information:

U.S. Concrete, Inc. Investor Relations

844-828-4774

IR@us-concrete.com

Media Contact:

Media@us-concrete.com